UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2006

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Employment Agreements

In connection with the acquisition of CenterPoint Properties Trust, a Maryland real estate investment trust (the “Company”) by CalEast Solstice, LLC, Solstice Holdings LLC (“Solstice”) and the Company entered into employment agreements with each of Michael M. Mullen and Paul S. Fisher, effective as of March 7, 2006, which supersede their prior agreements with the Company.  Pursuant to the employment agreements, Mr. Mullen will serve as Chief Executive Officer of the Company and Mr. Fisher will serve as President and Chief Financial Officer of the Company.  Each executive’s employment agreement includes the following principal terms:

•      employment for an initial term commencing at the effective time of the merger and ending on June 30, 2011, with automatic annual renewal commencing on June 30, 2011, and each succeeding June 30th thereafter unless 90 days’ prior written notice of non-renewal by either party is provided to the other party;

•      an annual base salary, which will initially be $350,000 for each of Messrs. Mullen and Fisher;

•      annual cash bonuses, as follows: (i) on or around the effective date of the merger, a cash bonus equal to the amount that the executive would have earned had the merger not occurred and based on the performance multiple derived from the performance of the Company and the executive during 2005; (ii) on or around July 1, 2006, a cash bonus based on the executive’s target annual bonus award (as set forth in the executive’s employment agreement) and performance multiple as of June 30, 2006, times 50%; and (iii) each year during the executive’s employment term, eligibility to receive an annual cash bonus based on the executive’s target annual bonus award, the executive’s performance and the results of the Company with respect to annual goals, as determined by the Board of Trustees in its sole discretion.  The target annual bonus award will initially be $507,500 for each of Messrs. Mullen and Fisher, and may be increased or decreased thereafter, but not below such amount, as determined by the Board of Trustees in its sole discretion;

•      a one-time award of Unvested Class A Units of Solstice under the Company’s Initial Incentive Award Plan (a component plan of the Company’s Retention and Incentive Equity Compensation Program (the “RIECP”)) with an initial value of approximately $2.0 million in the case of Mr. Mullen, and $1.8 million in the case of Mr. Fisher;

•      eligibility to receive equity-based incentives in Solstice following consummation of the merger pursuant to the Company’s newly-created Management Incentive Plan (“MIP”);

•      a required investment in Solstice of approximately $5.0 million in the case of Mr. Mullen, $5.2 million in the case of Mr. Fisher;

•      other benefits, including: (i) life, disability, medical insurance and other welfare benefit plans maintained by the Company for the benefit of its executives; (ii) participation in the Company’s qualified 401(k) plan and all other savings and retirement plans maintained by the Company for the benefit of its executives; (iii) paid vacation days and holidays in accordance with the Company’s policies; (iv) reimbursement for travel, entertainment and other business expenses reasonably incurred by the executive in connection with the performance of his duties; (v) payment by the Company of club dues, membership fees and other related or similar club expenses, including, without limitation, initiation fees and entertainment expenses for memberships in professional or social clubs or other organizations approved by the Board of Trustees, in its sole discretion; (vi) use of an automobile, provided by the Company and consistent with its policy, including automobile insurance coverage and reimbursement for fuel and maintenance; (vii) reimbursement for reasonable tax preparation costs; and (viii) office space, secretarial support and other assistance reasonably necessary for the executive to perform his duties.  In addition, Mr. Fisher’s employment agreement provides for payment by the Company of his membership dues and fees to the University Club;

•      severance benefits in the event that the executive’s employment is terminated without Cause or by the executive for Good Reason, including the following: (i) payment of the executive’s pro rata share of his annual bonus award (calculated in accordance with the terms of the executive’s employment agreement); (ii) monthly payments equal to the sum of the executive’s monthly base salary in effect on the termination date plus one-twelfth of the executive’s actual annual bonus award for the prior year, for a 24-month period; (iii) eligibility to continue to receive group health coverage, at the same cost to the executive prior to termination, for a maximum period following termination as specified in the employment agreement; (iv) accelerated vesting of certain equity-based interests in the Company (as described in the employment agreement); and (v) a put option to require, by providing to Solstice a notice within 30 days after the termination date, Solstice to purchase within 30 days all of the vested equity interests held by the executive as of the termination date, at fair market value (as determined by the Board of Trustees);

•      severance benefits in the event that the executive’s employment is terminated because either the Company or the executive elects not to renew the employment agreement, including the following: (i) monthly payments equal to the sum of the executive’s monthly base salary in effect on the termination date plus one-twelfth of the executive’s actual annual bonus award for the prior year, for a 12-month period; (ii) eligibility to continue to receive group health coverage, at the same cost to the executive prior to termination, for a maximum period following termination as specified in the employment agreements; (iii) accelerated vesting of certain equity-based interests in the Company (as described in the employment agreements); and (iv) a put option to require, by providing to Solstice a notice within 30 days after the termination date, Solstice to purchase within 30 days all of the vested equity interests held by the executive as of the termination date, at fair market value (as determined by the Board of Trustees);

•      severance benefits in the event of a Qualifying Termination (other than termination of employment resulting from either party electing not to renew the employment agreement within twenty-four (24) months of a change in control), including the following: (i) payment of the executive’s pro rata share of his annual bonus award (calculated in accordance with the terms of the executive’s employment agreement); (ii) payment of an amount equal to three times the sum of the executive’s base salary and actual annual bonus award; (iii) accelerated vesting of certain equity-based interests in the Company; (iv) eligibility to continue to receive group health coverage (at the same cost to the executive prior to termination) for a maximum of 36 months following termination of his employment; (v) outplacement benefits for a period of up to two years (such benefits not to exceed 25% of the executive’s base salary); and (vi) other compensation and benefits to which the executive already has a vested right;

•      severance benefits in the event of a Qualifying Termination due to termination of employment resulting from either party electing not to renew the employment agreement within twenty-four (24) months of a change in control, including the following: (i) payment of an amount equal to two times the sum of the executive’s base salary and actual annual bonus award; (ii) accelerated vesting of certain equity-based interests in the Company; (iii) eligibility to continue to receive group health coverage (at the same cost to the executive prior to termination) for a maximum of

24 months following termination of his employment; and (iv) other compensation and benefits to which the executive already has a vested right;

•      a non-compete clause, effective during the executive’s employment term and for a period of up to two years thereafter;

•      a non-solicitation clause, effective during the executive’s employment term and for a period of three years thereafter; and

•      nondisclosure and nonuse of confidential information clauses, effective during the executive’s employment term and thereafter.

Each employment agreement is terminable upon the occurrence of any of the following: (i) the executive’s death or disability; (ii) by the Company other than for Cause, upon 60 days’ advance written notice by the Company; (iii) at the executive’s election for Good Reason where such termination is not a Qualifying Termination, upon 60 days’ advance written notice by the executive; (iv) at the executive’s election for Good Reason where such termination is a Qualifying Termination, upon 30 days’ advance written notice by the executive; (v) at the Company’s election for Cause; or (vi) at the executive’s election other than for Good Reason, upon three months’ advance written notice by the executive.

“Cause” is defined in each of the employment agreements as the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Board of Trustees: (i)  the executive’s commission of a felony; (ii) the executive’s commission of fraud with respect to the Company, Solstice or any of their subsidiaries; (iii) the executive’s misappropriation of any material funds or assets of the Company, Solstice or any of their subsidiaries or any of their employees, customers or suppliers; (iv) the executive’s gross negligence or willful misconduct in the performance of his duties, which causes financial or reputational harm to the business or operations of the Company, Solstice or any of their subsidiaries, and which, if curable, has not been cured within 15 days’ written notice thereof from the Board of Trustees; (v) the executive’s repeated failure to perform his duties after written notice from the Board of Trustees and such failure has not been cured within 15 days’ written notice thereof from the Board of Trustees; or (vi) any other material breach by the executive of the employment agreement or any policy of the Company, Solstice or any of their subsidiaries, and which, if curable, has not been cured within 15 days’ written notice thereof from the Board of Trustees.

“Good Reason” is defined in each of the employment agreements as the occurrence, without the executive’s prior written consent, of any one or more of the following: (i) a relocation of the executive of more than 50 miles from the place where the executive was located at the time of a Change in Control (as defined in the employment agreements); (ii) a reduction in the executive’s base salary below the base salary on the effective date of the merger; (iii) a material reduction in the benefits provided to the executive pursuant to the employment agreement, except for across-the-board reductions of such benefits for all senior management of the Company; (iv) a material breach of the employment agreement by the Company; or (v) a reduction of the executive’s target annual bonus award within 24 months of a Change in Control.

“Qualifying Termination” is defined in each of the employment agreements as the occurrence of any one or more of the following: (i) the Company’s termination of the executive’s employment other than for Cause within 24 months following a Change in Control; (ii) the executive’s voluntary termination of employment for Good Reason within 24 months following a Change in Control; (iii) a successor of the Company fails to assume expressly the Company’s entire obligations under the employment agreement prior to becoming such a successor; or (iv) the Board of Trustees’ election not to renew the term of the employment agreement within 24 months following a Change in Control.  If the executive’s employment is terminated before a Change in Control and the executive can reasonably demonstrate that the termination by the Company or the actions constituting Good Reason for termination by the executive were at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control who then effects a Change in Control, then the date of the Change in Control shall be deemed to be the date immediately prior to the executive’s termination of employment.

The foregoing descriptions of each employment agreement are qualified in their entirety by reference to the text of each employment agreement, which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Management Incentive Plan

In connection with the acquisition of the Company by Solstice, Solstice agreed to create a special class of units of membership interest in Solstice (the “MIP Units”).  The MIP Units will be issued to a separate limited liability company (the “Management LLC”), effective as of March 8, 2006.  The MIP Units entitle the Management LLC to receive distributions from Solstice based upon the achievement of certain financial performance targets in accordance with the terms of the Solstice limited liability company agreement.  Ownership interests in the Management LLC (the “Management MIP Units”) will be issued to key employees of the Company, pursuant to the terms of a Management Incentive Plan adopted by the Management LLC (the “MIP”).  The purpose of the MIP is to assist in retaining key employees of the Company, and to provide such persons with long-term incentives and rewards for superior performance and maximizing the value of the Company.

It is expected that the board of managers of the Management LLC will delegate its authority to administer the MIP to the board of managers of Solstice.  Participants in the MIP will be selected from time to time by the CEO and CFO of Solstice, subject to approval by the board of managers of Solstice, to participate in the MIP and receive an award or awards of Management MIP Units in amounts approved by the board of managers of Solstice.  Management MIP Units will be subject to vesting and forfeiture as provided in the MIP, an employment agreement between the Company and such employee or an award agreement applicable to a particular award of Management MIP Units under the MIP, as applicable.

Retention Equity Compensation Plan

In connection with the acquisition of the Company by Solstice, effective as of March 8, 2006, Solstice adopted the RIECP, to assist in attracting and retaining key employees of or on behalf of the Company and to provide such persons with long-term incentives and rewards for superior performance and maximizing value of the Company.  Participants in the RIECP will be selected by the Solstice CEO and CFO, as approved by the Board, to receive an award of Class A Units of Solstice which will be subject to vesting requirements (“Unvested Class A Units”).

The RIECP consists collectively of an Initial Incentive Award Plan (the “IIAP”) and a Retention Equity Compensation Plan (the “RECP”).  The IIAP provides for the one-time grant, as of March 8, 2006, of Unvested Class A Units.  The Unvested Class A Units issued under the IIAP are in lieu of any share options, restricted shares or performance units that Company may have awarded to its employees in 2006 with respect to the Company’s 2005 performance.  The RECP provides for grants, from time to time, of Unvested Class A Units.

Except as provided in the limited liability company agreement of Solstice, an applicable employment agreement between a recipient of an award under the RIECP (a “Recipient”) and the Company, or an applicable grant agreement pursuant to the IIAP or RECP, Unvested Class A Units granted pursuant to the terms of RIECP shall be subject to forfeiture in the event of termination of a Recipient’s employment with the Company.  Unvested Class A Units may become vested upon the satisfaction of applicable vesting conditions, and thereafter will be subject to repurchase rather than forfeiture in the event of termination of a Recipient’s employment with the Company.  Any such repurchase will be subject to the terms of the limited liability company agreement of Solstice or a Recipient’s employment agreement or award agreement, as applicable.  No Recipient will have any right to continued employment or service with the Company by virtue of the RIECP or receipt of any award thereunder.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the merger the Company requested its common shares and 7.5% Series B Convertible Redeemable Preferred Shares be delisted from the New York Stock Exchange.  The Company has received confirmation from the New York Stock Exchange that the Company’s common shares and 7.5% Series B Convertible Redeemable Preferred Shares were delisted effective prior to the open of trading on March 9, 2006.

Item 5.01  Changes in Control of the Registrant

The Merger

As previously disclosed, on December 7, 2005 the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CalEast Industrial Investors, LLC, a California limited liability company (“CalEast Industrial”), and Solstice Merger Trust, a Maryland real estate investment trust (“Merger Sub”).  On March 8, 2006, the merger was completed and the Company was acquired by CalEast Solstice, LLC (“CalEast”).  CalEast is a partnership between California Public Employees Retirement System (“CalPERS”) and LIC II Solstice Holdings, LLC, an affiliate of Jones Lang LaSalle.

Following the merger, CalEast owns 100% of the outstanding common shares of the Company.

At the effective time of the merger, each common share of the Company that was issued and outstanding immediately prior to the effective time of the merger was converted into, and cancelled in exchange for, the right to receive $50.00 in cash, without interest.  The Company’s 7.50% Series B Convertible Cumulative Redeemable Preferred Shares (“Series B Preferred Shares”) remained outstanding after the merger, but in accordance with their terms became convertible into the right to receive the $50.00 per share merger consideration, without interest, at the conversion price applicable to those shares immediately prior to the merger.  The Company’s Series D Flexible Cumulative Redeemable Preferred Shares (“Series D Preferred Shares”), which are not convertible, also remained outstanding after the merger and will represent outstanding preferred shares of the Company.  CalEast used cash, including as a result of a capital contribution of 98% of the merger consideration from CalPERS, to fund its payment of the purchase price.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the merger) is qualified in its entirety by reference to the Merger Agreement (including the amendment thereto), copies of which are filed as Exhibit A to the Company’s Proxy Statement filed with the Securities and Exchange Commission on February 3, 2006 and incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the effective time of the merger, the then current trustees of the Company resigned and new trustees of the Company were appointed pursuant to the Company’s amended and restated declaration of trust attached as Exhibit 3.1 hereto.  In addition to Michael M. Mullen and Paul S. Fisher, who will continue to serve as trustees following the merger, the following persons were appointed:

Name	Age	Position
Peter H. Schaff	47	Trustee
Russell L. Blackwell	48	Trustee
Daniel C. Witte	34	Trustee
Ernest Fiorante	36	Trustee
Kimball C. Woodrow	57	Trustee

Peter H. Schaff.  Mr. Schaff was appointed as a trustee of the Company in connection with the acquisition of the Company by CalEast and currently serves on the Company’s Nominating and Corporate Governance Committee.  Mr. Schaff has served as the Chief Executive Officer of LaSalle Investment Management, Inc.’s North American Private Equity business since 2005 and as the Chief Executive Officer of LaSalle’s U.S.  Private Equity business since 2001.  Mr. Schaff has been an International Director of LaSalle since 1999.  In addition, Mr. Schaff has been on LaSalle’s Global Management Committee since 2001 and its North America Private Equity Investment and Allocation Committees since 1999.  From 1991 to 1998, Mr. Schaff was responsible for various client portfolios as well as new product initiatives, and from 1984 to 1990, he was responsible for property acquisitions in various regions of the country, including the Midwest and Mid-Atlantic regions.  Mr. Schaff joined LaSalle Partners, Inc., the predecessor-in-interest to Jones Lang LaSalle Incorporated, in 1984. Prior to 1984, Mr. Schaff was a Banking Officer of Continental Illinois National Bank from 1980 to 1984.  Mr. Schaff received a Masters in Business Administration degree from the University of Chicago Graduate School of Business and an undergraduate degree from Stanford University.

Russell L. Blackwell.  Mr. Blackwell was appointed as a trustee of the Company in connection with the acquisition of the Company by CalEast and currently serves on the Company’s Nominating and Corporate Governance Committee as Chairman and as a member of the Company’s Compensation Committee and Asset Allocation Committee.  Mr. Blackwell has been a Managing Director of LaSalle Investment Management, Inc. since June 2002 and Chief Executive Officer of CalEast Industrial since its inception in April of 1998.  Mr. Blackwell also served as the Regional Asset Manager for the Ameritech Project from June 1996 to March 1998 and as Regional Manager for the Leasing and Management Group for properties in Ohio, Atlanta and Texas from June 1993 to June 1996.  Mr. Blackwell joined LaSalle Partners, the predecessor-in-interest to Jones Lang LaSalle Incorporated, in 1988.  Prior to 1988, Mr. Blackwell served as Director of Financial Planning for CIGNA in Atlanta, Georgia.  Mr. Blackwell is an active member of the National Association of Industrial and Office Properties, as well as the National Association of Real Estate Investment Managers and the National Council of Real Estate Investment Fiduciaries.  Mr. Blackwell graduated from the University of Notre Dame, South Bend, Indiana with a Bachelor of Science degree in economics with a concentration in labor relations.

Daniel C. Witte.  Mr. Witte was appointed as a trustee of the Company in connection with the acquisition of the Company by CalEast and currently serves on the Company’s Asset Allocation Committee as Chairman.  Mr. Witte is currently a Managing Director of the Acquisitions group for LaSalle Investment Management, Inc., where he began in 1992.  Mr. Witte focuses on investment in office and industrial properties and has a specialty in initiating, structuring, and overseeing joint ventures with public and private operators.  Mr. Witte received a Masters in Business Administration degree with a specialization in finance and real estate from the Kellogg Graduate School of Management of Northwestern University and a Bachelor of Science degree in finance from the University of Illinois.

Ernest Fiorante.  Mr. Fiorante was appointed as a trustee of the Company in connection with the acquisition of the Company by CalEast and currently serves on the Company’s Audit Committee as Chairman.  Mr. Fiorante has been a Senior Vice President of LaSalle Investment Management, Inc. since June 2004, and Chief Financial Officer of CalEast Industrial Investors, LLC since 2002.  Prior to serving as Senior Vice President of LaSalle, Mr. Fiorante served in the Jones Lang LaSalle Global Treasury group from 1994 to 2002, most recently serving as Assistant Treasurer.  Mr. Fiorante joined LaSalle Partners, the predecessor-in-interest to Jones Lang LaSalle Incorporated, in 1994.  Prior to 1994, Mr. Fiorante served in the Business Assurance practice of Coopers and Lybrand from 1991 to 1994.  Mr. Fiorante received his Masters in Business Administration degree from the Kellogg Graduate School of Management at Northwestern University and an undergraduate degree from DePaul University, and is a certified public accountant.

Kimball C. Woodrow.  Mr. Woodrow was appointed as a trustee of the Company in connection with the acquisition of the Company by CalEast and currently serves on the Company’s Compensation Committee as Chairman and as a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee.  Mr. Woodrow currently serves as Managing Director and Chief Operating Officer of LaSalle Investment Management, Inc.  Mr. Woodrow has served as LaSalle’s Managing Director and Chief Operating Officer since 2001, and from 2000 to 2005, Mr. Woodrow served as head of LaSalle’s Portfolio Management.  Prior to joining LaSalle, Mr. Woodrow was a member of Jones Lang LaSalle’s Property Management and Leasing group from 1982 to 1989.  Mr. Woodrow joined LaSalle Partners, the predecessor-in-interest to Jones Lang LaSalle Incorporated, in 1982.  Prior to 1982, Mr. Woodrow served as a director for Johnson, Johnson & Roy, a privately held consulting company based in Ann Arbor, Michigan, from 1978 to 1982.  Mr. Woodrow holds a Masters Degree in Urban Planning and a Bachelor of Arts from the University of Michigan.

Certain Relationships and Related Transactions

Since 1999, CenterPoint and CalEast Industrial have partnered in a joint venture known as CenterPoint Venture LLC (“CenterPoint Venture”), which acquires, develops, manages and sells industrial property.  CalEast Industrial’s members are CalPERS and LaSalle Investment Management, Inc., the investment management business of Jones Lang LaSalle.  CalPERS and LaSalle Investment Management, Inc., through their ownership of CalEast, also control the Company.  The Company engages in transactions with CenterPoint Venture on a regular basis.  Transactions with CenterPoint Venture and certain other related parties occurring since the beginning of 2005 are described below.

•      In 2005 the Company purchased a portfolio of 5 properties from CenterPoint Venture with a purchase price of $19.0 million.  As a result of the sale, CenterPoint Venture recorded a gain of $1.6 million.  Due to the Company’s 25% interest in CenterPoint Venture, the Company deferred its share of the gain in its equity pick-up.  This deferred gain amounted to $0.4 million.

•      The Company earned fees from CenterPoint Venture totaling $0.4 million, $0.6 million and $2.3 million for acquisitions, administrative services and for property management services for the years ended December 31, 2005, 2004 and 2003, respectively.  At December 31, 2005 and 2004, the Company had $0.1 million and $0.1 million, respectively, receivable for these fees, included in prepaid expenses and other assets on the Company’s balance sheets.

•      In 2005, the Company closed on the sale of 31 properties to CenterPoint James Fielding, LLC

(“CNTJF”), which occurred in three phases.  As a result of the sales, the Company deferred $13.5 million of its gain.  $3.5 million is related to the Company’s 5% ownership of CNTJF and is included in investment in affiliate on the balance sheets.  The remaining $10.0 million of deferred gain relates to a short term yield guarantee and is included in accrued expenses on the balance sheets.  As of December 31, 2005, the Company’s remaining balance on the short term yield guarantee was $5.3 million.  Also, in conjunction with these sales, CNTJF signed a promissory note in the amount of $3.8 million payable to the Company.  The note appears in mortgage and other notes receivable on the Company’s balance sheets.

•      As of December 31, 2005, an additional 9 properties are under contract to be sold to CNTJF in the first quarter of 2006.  In addition to the Company’s 5% ownership interest in CNTJF, the Company is managing the portfolio for fees.  Fees earned for the year ended December 31, 2005 amount to $0.2 million.  At December 31, 2005, the Company had $47 thousand receivable for these fees included in prepaid expenses and other assets on the Company’s balance sheets.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

In connection with the merger, the Company amended and restated its declaration of trust and bylaws, which upon completion of the merger became the declaration of trust and bylaws of the Company.  The amendments to the Company’s declaration of trust and bylaws in connection with the merger include:

•      the elimination of references to our Series A preferred shares issuable in connection with the Company’s shareholder rights plan, which terminated at the effective time of the merger;

•      the elimination of other anti-takeover provisions in the Company’s declaration of trust that are inapplicable to a company whose common shares will no longer be listed on a securities exchange following the merger; and

•      provisions that confirm that the consummation of the merger will not violate the restrictions on ownership and transfer in our declaration of trust related to the Company’s status as a real estate investment trust for federal tax purposes.

The foregoing description of the amended and restated declaration of trust and second amended and restated bylaws is qualified in its entirety by reference to the amended and restated declaration of trust and second amended and restated bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 8.01  Other Events

On March 7, 2006, the Company issued a press release announcing approval of the merger by its shareholders and expected effective time of the merger on March 8, 2006.  A copy of the press release announcing these developments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated:	March 13, 2006	By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer
Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Declaration of Trust
3.2	Second Amended and Restated Bylaws
10.2	Employment Agreement among the Company, Solstice Holdings, LLC and Paul S. Fisher, dated March 7, 2006
10.3	Employment Agreement among the Company, Solstice Holdings, LLC and Michael M. Mullen, dated March 7, 2006
99.1	Press release of the Company dated March 7, 2006